EXHIBIT 4.7

                               7.5% SENIOR SECURED
                                 PROMISSORY NOTE

May 3, 2002                                                        $4,751,875.66


FOR VALUE RECEIVED, the undersigned, THE ASHTON TECHNOLOGY GROUP, INC., a corporation organized under the laws of the State of Delaware ("BORROWER") promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or its registered assigns ("LENDER"), the principal sum of Four Million Seven Hundred Fifty-One Thousand Eight Hundred Seventy-Five and 66/00 Dollars ($4,751,875.66) (the "LOAN AMOUNT") on May 3, 2006 (the "MATURITY DATE") and to pay interest on the unpaid principal balance hereof at the rate specified herein from the date hereof (the "ISSUE DATE") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon redemption, acceleration or otherwise. All payments of principal and interest shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined herein), the same shall instead be due on the next succeeding day which is a Business Day. Except as otherwise expressly provided herein, this Note may not be prepaid by Borrower.

                             ARTICLE 1. DEFINITIONS
                                        -----------

     SECTION 1.1 DEFINITIONS. The following terms wherever used in this Note shall have the following meanings:

          "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

          "Collateral" means, collectively, all existing and future assets of the Borrower and UTTC (as defined below) and the interests of certain Subsidiaries (as defined below) of Borrower and UTTC in certain assets as more fully described and provided for in the Security Documents.

          "Common Stock" means the Borrower's common stock, par value $.01 per share.

          "Default  Rate"  has the  meaning  set forth  for such  expression  in
Section 2.1.

          "Event of Default" means any of the events set forth in Section 7 hereof.

          "Exchange Agreement" means that certain Securities Exchange Agreement, dated as of April 11, 2002, by and between Borrower and Lender, together with all renewals, amendments, modifications and supplements thereto.

          "Non-Default  Rate" has the meaning set forth for such  expression  in
Section 2.1.

          "Note" means this promissory note and any other promissory notes issued pursuant to the Exchange Agreement.

          "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or joint venture, or a court or government or any agency or political subdivision thereof.

          "Section" means a numbered section of this Note, unless another document is specifically referenced.

          "Security Agreement" means that certain Security Agreement, dated April 11, 2002, given by Borrower and Universal Trading Technologies Corporation, a Delaware corporation ("UTTC"), to Lender, together with all renewals, amendments, modifications and supplements thereto.

          "Security Documents" means, collectively, the Security Agreement, those certain Collateral Pledge Agreements executed by each of Borrower and UTTC in favor of Lender in the form attached as Exhibit E to the Exchange Agreement, those certain Collateral Assignment Agreements executed by each of Croix Securities, Inc. and ATG Trading, LLC in favor of Lender in the form attached as Exhibit F to the Exchange Agreement and that certain Surety Agreement executed by UTTC in the form attached as Exhibit D to the Exchange Agreement.

          "Unmatured Default" means an event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default.

            Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Exchange Agreement.

                          ARTICLE 2. TERMS OF THE NOTE
                                     -----------------

     SECTION 2.1 INTEREST. The sums advanced under this Note shall bear per annum interest on the outstanding Loan Amount as follows: (i) from the Issue Date through the Maturity Date and so long as there is no existing Event of Default hereunder at seven and one-half percent (7.5%) (the "Non-Default Rate") and (ii) after the Maturity Date or while there exists an Event of Default, equal to the Non-Default Rate plus three percent (3.0%) (such rate existing from time to time under this clause (ii) referred to as the "Default Rate"). Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed. Interest will begin to accrue on the Issue Date, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder and the amount of principal outstanding under this Note shall continue to accrue interest at the Non-Default Rate or the Default Rate, as set forth above, even after the occurrence of an Unmatured Default, an Event of Default, maturity, acceleration, judgment, bankruptcy, insolvency proceedings of any kind, or the happening of any other event or occurrence, whether similar or dissimilar.

     SECTION 2.2 MATURITY. Subject to Section 7.1 below, this Note shall mature and be due and payable in full on the Maturity Date.

     SECTION 2.3 PREPAYMENT. So long as no Event of Default shall have occurred and be continuing, Borrower may elect to prepay all, but not less than all, of this Note by providing not less than two (2) Business Days' prior written notice (the "PREPAYMENT NOTICE") to the holder hereof of its election to prepay the Note (a "PREPAYMENT ELECTION") for the Prepayment Amount (as defined below) then applicable. The Prepayment Notice shall specify (i) the date on which Borrower intends to prepay this Note in accordance with the provisions of this Section
2.3 (the "PREPAYMENT DATE"), which date shall be not less than two (2) and not more than five (5) Business Days from the date on which Lender receives the Prepayment Notice and (ii) Borrower's calculation of the Prepayment Amount to be paid to Lender on the Prepayment Date. On the Prepayment Date, Borrower shall pay to Lender an amount in cash (the "PREPAYMENT AMOUNT"), by wire transfer to an account designated by Lender, equal to (i) thirty percent (30.0%) of the original principal amount hereunder, plus all accrued and unpaid interest on the full outstanding principal amount of this Note, if the Prepayment Date occurs on or prior to the first year anniversary of the Issue Date, (ii) fifty-three and three-tenths percent (53.3%) of the original principal amount hereunder, plus all accrued and unpaid interest on the full outstanding principal amount of this Note, if the Prepayment Date occurs after the first year anniversary of the Issue Date and on or prior to the second year anniversary of the Issue Date,
(iii) seventy-six and six-tenths percent (76.6%) of the original principal amount hereunder, plus all accrued and unpaid interest on the full outstanding principal amount of this Note, if the Prepayment Date occurs after the second year anniversary of the Issue Date and on or prior to the third year anniversary of the Issue Date and (iv) one hundred percent (100.0%) of the original principal amount hereunder, plus all accrued and unpaid interest on the full outstanding principal amount of this Note, if the Prepayment Date occurs after the third year anniversary of the Issue Date and prior to the Maturity Date. As soon as practicable after receipt by the holder hereof of all amounts owing with respect to a Prepayment Election, the holder hereof shall deliver to the Borrower the original copy of this Note marked "cancelled."

     SECTION 2.4 PURPOSE. This Note is being executed for business purposes.


                       ARTICLE 3. INCORPORATED DOCUMENTS
                                  ----------------------

     SECTION 3.1 SECURITY DOCUMENTS INCORPORATED. This Note is secured by and made pursuant to the Security Documents, to which Security Documents and all supplements thereto reference is made for the further description of the terms of the subject loan transaction, the right of the holder hereof to declare this Note due and payable prior to its stated maturity, the description of the property securing this Note, the nature and extent of any security, the rights of Lender with respect to any security and other terms and conditions upon which this Note is issued.

                          ARTICLE 4. ENFORCEMENT COSTS
                                     -----------------

     SECTION 4.1 ENFORCEMENT COSTS. Borrower agrees to pay immediately upon demand all reasonable costs and expenses of Lender, including reasonable attorneys' fees (i) if, after an Event of Default, this Note is placed in the hands of an attorney or attorneys for collection, (ii) if Lender finds it necessary or desirable upon an Unmatured Default or an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against Borrower, any guarantor or any other party liable therefor or for protection of its rights under this Note, the Security Agreement, the Exchange Agreement or any other Security

Document, (iii) if Lender seeks to have the Collateral, or any part thereof, abandoned by any estate in bankruptcy, or attempts to have lifted any stay or injunction prohibiting the enforcement or collection of the Note, prohibiting the foreclosure of any security for the Loan or prohibiting the enforcement of the Security Agreement or any other Security Document by any bankruptcy or other court, and any subsequent proceedings or appeals from any order or judgment entered in any such proceeding or (iv) if Lender seeks to enforce any of its remedies at law or as provided for in the Security Documents.

     If Lender shall be made a party to or shall intervene in any action or proceeding, whether in court or before any governmental authority, affecting the Collateral or the title thereto or the interest of the Lender under the Security Agreement or any other Security Document, Lender shall be reimbursed by Borrower immediately upon demand for all reasonable costs, charges, and attorneys' fees incurred by Lender in any such case, and the same shall be secured by the liens of the Security Agreement and the other Security Documents and any other security for the Loan and/or this Note.

                               ARTICLE 5. WAIVERS
                                          -------

     SECTION 5.1 WAIVERS. Lender, at its option, may make extensions of the time for the payment of the indebtedness, or reduce the payments thereon, release any collateral securing such indebtedness, or accept a renewal note or notes therefor, all without notice, and Borrower, endorsers and guarantors hereby consent to any such extensions, reductions or renewals, all without notice, and agree that any such action shall not release them from any liability hereunder. Borrower waives presentment for payment, notice of dishonor, notice of nonpayment of this Note, and diligence in the collection thereof as conditions of liability under this instrument.

                          ARTICLE 6. CERTAIN COVENANTS
                                     -----------------

     SECTION 6.1 DISTRIBUTIONS ON CAPITAL STOCK. So long as this Note remains outstanding, Borrower shall not, without the written consent of the Lender (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash or property but excluding other securities) on shares of capital stock or (ii) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock.

     SECTION 6.2 RESTRICTION ON STOCK REPURCHASES. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares; provided however, that the Borrower may repurchase shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares of capital stock from former employees of the Borrower pursuant to repurchase rights included in a restricted stock purchase plan for such employees so long as (i) such plan was approved by a majority of the independent directors of the Board of Directors of the Borrower, (ii) such shares were purchased pursuant to such plan, (iii) the purchase price paid by the employees to acquire the shares was at least equal to the market value of such shares on the date of such purchase and (iv) the Borrower repurchases such shares for no more than the purchase price paid by such employee.

     SECTION 6.3 BORROWINGS; LIENS. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, create, incur, assume or suffer to exist any (i) liability for borrowed money, except
(a) borrowing in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Note and (d) unsecured indebtedness which is in all respects junior to the obligations of Borrower hereunder and under any of the Security Documents and which matures after the Maturity Date or (ii) lien, claim or encumbrance with respect to any property or asset now owned or hereafter acquired by Borrower or any Subsidiary (as defined in the Exchange Agreement) other than as expressly permitted by the Security Documents.

     SECTION 6.4 SALE OF ASSETS. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business other than obsolete equipment. Any consent to the disposition of any assets may be conditioned on a specific use of the proceeds of disposition.

     SECTION 6.5 ADVANCES AND LOANS. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (i) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof and (ii) made in the ordinary course of business.

     SECTION 6.6 CONTINGENT LIABILITIES. So long as this Note remains outstanding, the Borrower shall not, without the written consent of the Lender, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies
(i) in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof and (ii) similar transactions in the ordinary course of business.

     SECTION 6.7 PAYMENT TO OPTIMARK. So long as this Note remains outstanding, Borrower shall not, without the prior written consent of Lender, prepay all or any portion of the indebtedness of the Borrower evidenced by the Senior Secured Convertible Promissory Note (other than payments of current interest due thereunder) issued by the Borrower to Optimark.

     SECTION 6.8 AFFIRMATIVE COVENANTS. So long as this Note remains outstanding, Borrower will and will cause each Subsidiary to: (i) promptly pay and discharge all taxes, assessments and governmental charges which may be lawfully levied, imposed or assessed upon Borrower or any Subsidiary or their respective properties and assets or upon Borrower's or any Subsidiary's income or profits when they shall become due and payable; provided, however, that Borrower and any Subsidiary shall have the right to contest in good faith any such tax, assessment, charge or levy by appropriate proceedings, (ii) keep accurate and complete books and records and maintain the same at Borrower's principal offices, (iii) defend at all times any claim by a third party relating to the possession of or any interest in the assets of Borrower or any Subsidiary, (iv) give prompt written notice to Lender of any material process or action taken or pending whereby a third party is claiming any interest in the assets of Borrower or any Subsidiary, (v) insure and keep insured by fire and extended coverage the assets of Borrower and each Subsidiary in an amount at least equal to the fair market value thereof against loss by fire and other risks customarily insured against, together with liability insurance in reasonable amounts, all insured with insurance companies reasonably acceptable to Lender and shall, upon request by Lender, furnish evidence of such insurance coverage and Borrower shall cause Lender to be named as an additional insured and loss payee under such insurance coverages, (vi) maintain their existence in good standing (or equivalent) in each state or other jurisdiction in which it conducts business unless failure to maintain such existence in good standing would not have a Material Adverse Effect (as defined in the Exchange Agreement),
(vii) furnish Lender with prompt notice of any material change in Borrower's or any Subsidiary's existence, business, operations, properties, prospects or financial conditions or any material change in the representations set forth herein, (viii) give prompt written notice to Lender of any material changes or modifications in existing material contracts, indentures or agreements other than contracts with customers entered into in the ordinary course of business and provide with all such notices copies of such instruments, (ix) give prompt written notice to Lender of any acceleration of any indebtedness caused by any material act of default by Borrower or any Subsidiary under any existing contract, (x) upon written demand of Lender, furnish to Lender, within three (3) Business Days of such demand, any and all additional security agreements and other documents which may be reasonably required or necessary or appropriate to maintain the security of Lender in the Collateral provided by the Security Documents, (xi) indemnify Lender against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby except if claiming by or through Lender, (xii) promptly reimburse Lender for all reasonable fees and expenses of legal counsel for Lender, incurred in connection with the amendment, modification or enforcement of this Note, the Exchange Agreement, the Warrants (as defined in the Exchange Agreement) or any Security Document, (xiii) comply in all material respects with all applicable valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction over Borrower and any Subsidiary and (xiv) furnish Lender, upon request, with copies of all of Borrower's and each Subsidiary's material correspondence, if any, with its respective stockholders, directors, executive committees and the financial community.

                          ARTICLE 7. EVENTS OF DEFAULT
                                     -----------------

     SECTION 7.1 EVENTS OF DEFAULT. If any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:


          (i) the  Borrower  fails to pay the  principal  amount  hereof  or any
interest  thereon  when  due  under  this  Note,   whether  at  maturity,   upon
acceleration or otherwise;

          (ii) the Borrower fails to (a) issue shares of Common Stock to the Lender upon exercise of the Warrants in accordance with the terms of the Warrants, (b) transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Lender upon exercise of the Warrants as and when required by the Warrants and the Exchange Agreement or (c) remove any restrictive legend on any certificate or any shares of Common Stock issued to the holder hereof upon exercise of the Warrants as and when required by the Warrants, the Exchange Agreement or the Registration

Rights Agreement (as defined in the Exchange Agreement) (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for three (3) Business Days after the Borrower has been notified thereof in writing by the Lender;

          (iii) the Borrower provides notice to the holder hereof, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock upon exercise of the Warrants in accordance with the terms of the Warrants or the validity or enforceability of this Note, the Warrants, the Exchange Agreement, the Registration Rights Agreement, the Security Agreement or any other Security Document shall be contested by Borrower or any Subsidiary, any stockholder or creditor of Borrower or any Subsidiary or any other third party, or Borrower or any Subsidiary shall deny that it has any further liability or obligation hereunder or thereunder;

          (iv) the Borrower shall:

               (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Borrower); or

               (b) merge, consolidate or engage in any other business combination with or into any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Borrower and other than pursuant to a merger in which the Borrower is the surviving or continuing entity and its capital stock is unchanged); or

               (c) effectuate a transaction or a series of related transactions in which fifty percent (50%) or more of the voting power of its capital stock is disposed of or is owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended);

          (v) the Borrower or any Subsidiary that is a party to any Security Documents breaches (or fails to observe or perform) any covenant (including, but not limited to, the covenants contained in Article 6 hereof but excluding the covenants contained in Sections 4(d) and (e) of the Exchange Agreement) or other material term or condition of this Note, the Exchange Agreement, the Warrant, the Registration Rights Agreement or any of the Security Documents;

          (vi) any representation or warranty of the Borrower or any Subsidiary that is a party to any of the Security Documents made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Exchange Agreement, the Warrant, the Registration Rights Agreement or any of the Security Documents), shall be false or misleading in any material respect when made and the breach of which would have a Material Adverse Effect;

          (vii) the Borrower or any Subsidiary of the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business or such a receiver or trustee shall otherwise be appointed;

          (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary;

          (ix) the Borrower or any Subsidiary either (a) fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Borrower or such Subsidiary in excess of $100,000 due to any third party (including, without limitation, under this Note), other than payments contested by Borrower or such Subsidiary in good faith, or otherwise is in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder or (b) suffers to exist any other default or event of default under any agreement binding the Borrower or any Subsidiary which default or event of default would or is likely to have a Material Adverse Effect;

          (x) the happening of any Event of Default under that certain Senior Secured Convertible Promissory Note of Borrower issued to Optimark Innovations Inc. as of the date hereof;

          (xi) a judgment or attaching creditor of Borrower or any Subsidiary shall obtain possession of any Collateral by any means including, without limitation, levy, distraint, replevin or self-help; or

          (xii) the occurrence of any event which has a Material Adverse Effect.

THEN, Lender may, at its election and without demand or notice of any kind, which are hereby waived, declare the entire principal sum outstanding hereunder, together with all accrued interest thereon, immediately due and payable, proceed to collect the same, and exercise any and all other rights, powers and remedies given it by this Note, the Security Agreement, the other Security Documents or otherwise at law or in equity. No delay on the part of Lender in exercising said election shall operate as a waiver, or preclude exercise of such option during the existence of such Event of Default or upon the occasion of a later Event of Default

                               ARTICLE 8. NOTICES
                                          -------

     SECTION 8.1 NOTICES. Notices hereunder shall be given as provided for notices in the Exchange Agreement.

                     ARTICLE 9. RIGHTS OF LENDER ASSIGNABLE
                                ---------------------------

     SECTION 9.1 SUCCESSORS AND ASSIGNS. The rights of Lender hereunder are freely assignable by Lender, and upon such assignment, such successors and assigns shall succeed to Lender's rights.

          ARTICLE 10. WARRANTY OF ATTORNEY FOR CONFESSION OF JUDGMENT
                      -----------------------------------------------
                      AND JURY TRIAL WAIVER
                      ---------------------

     SECTION 10.1 WARRANT OF ATTORNEY TO CONFESS JUDGMENT. THE FOLLOWING SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST
BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER, BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. IT IS SPECIFICALLY ACKNOWLEDGED THAT LENDER HAS RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN.

     BORROWER HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR BORROWER IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER, AND CONFESS JUDGMENT AGAINST BORROWER FOR ALL OR ANY PART OF THE UNPAID PRINCIPAL BALANCE HEREUNDER AND ACCRUED INTEREST, TOGETHER WITH OTHER EXPENSES INCURRED IN CONNECTION THEREWITH AND ATTORNEYS' FEES OF FIVE (5%) PERCENT OF THE TOTAL OF THE FOREGOING SUMS, BUT IN NO EVENT LESS THAN THREE THOUSAND ($3,000.00) DOLLARS, AND FOR SUCH PURPOSE THE ORIGINAL OR ANY PHOTOCOPY OF THIS NOTE SHALL BE A GOOD AND SUFFICIENT WARRANT OF ATTORNEY. SUCH AUTHORIZATION SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME. BORROWER HEREBY WAIVES ALL ERRORS AND RIGHTS OF APPEAL AS WELL AS RIGHTS TO STAY OF EXECUTION AND EXEMPTION OF PROPERTY IN ANY ACTION TO ENFORCE ITS LIABILITY HEREON. BORROWER CONSENTS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA AND AGREES TO PHILADELPHIA COUNTY AS APPROPRIATE VENUE IN ANY SUIT OR ACTION HEREON.

     SECTION 10.2 JURY TRIAL WAIVER. Borrower hereby waives any right to a trial by jury in any civil action arising out of, or based upon, this Note or any collateral securing this Note. This waiver shall not in any way affect, waive, limit, amend or modify Lender's ability to pursue remedies pursuant to any confession of judgment provision contained in this Note or any other instrument, document or agreement between Lender and Borrower.

                        ARTICLE 11. APPLICABLE LAW/FORUM
                                    --------------------

     SECTION 11.1 APPLICABLE LAW/FORUM. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). Borrower consents to the exclusive jurisdiction and venue of the United States federal courts and the state courts located in Pennsylvania with respect to any suit or proceeding based on or arising under this Note, the agreements entered into in connection herewith or the transaction contemplated hereby or thereby and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Borrower irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Borrower further agrees that service of process upon the Borrower mailed by first class mail shall be deemed in every respect effective service of process upon the Borrower in any such suit or proceeding. Nothing herein shall affect Lender's right to serve process in any other manner permitted by law. Borrower agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

WITNESS OR ATTEST:                         BORROWER:
                                           --------


                                           THE ASHTON TECHNOLOGY GROUP, INC.


                                           By:/s/ William W. Uchimoto
                                              -----------------------------
                                              Name:  William W. Uchimoto
                                              Title: Executive Vice President
                                                     and General Counsel



                                           [Corporate Seal]




ABOVE SIGNATURE WITNESSED BY THE
FOLLOWING REPRESENTATIVE OF LENDER:


By:
          ---------------------------------
          Name:
          Title: